      As filed with the Securities and Exchange Commission on June 12, 1996

                   Registration Statement No. 33-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ______________________

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ______________________

                          D.I.Y. HOME WAREHOUSE, INC.
             (Exact name of registrant as specified in its charter)

OHIO                                                                  38-2560752
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                5811 CANAL ROAD
                            VALLEY VIEW, OHIO 44125
                                 (216) 328-5100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ______________________

                   D.I.Y. HOME WAREHOUSE, INC. 1996 RETAINER
                     STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                            (Full title of the plan)
                            ______________________

                            DAVID D. WARNER, ESQUIRE
                          Jaffe, Raitt, Heuer & Weiss
                            Professional Corporation
                        One Woodward Avenue, Suite 2400
                            Detroit, Michigan  48226
                                 (313) 961-8380

           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                                  CALCULATION OF REGISTRATION FEE
=============================================================================================================

Title of Securities    Amount to be     Proposed Maximum            Proposed Maximum            Amount of
 to be Registered       Registered   Offering Price Per Share(1)  Aggregate Offering Price   Registration Fee
- -------------------   -------------- ------------------------     ------------------------   ----------------
Common Stock              25,000             $5.50                      $137,500                   $100

=============================================================================================================

(1) The offering price and the registration fee have been calculated pursuant to Rule 457(h) as of June 10, 1996.

There are also registered hereunder any additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the 1996 Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed with the Commission are incorporated herein by reference:

        (a) The Company's latest annual report filed pursuant to Section 13(a) of the Exchange Act.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

        In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

        Any statement contained in the Prospectus or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of the Prospectus or registration statement.

ITEM 4.   DESCRIPTION OF COMMON STOCK

        The Company's Common Stock, no par value, is registered under Section 12 of the Exchange Act.

ITEM 5.   EXPERTS

        The financial statements of the Company contained in the Company's annual report for the fiscal year ended December 30, 1995, which are incorporated by reference herein, have been audited by Coopers & Lybrand, certified public accountants, as stated in their report therein, and have been so incorporated in reliance upon such report and upon the authority of said firm as experts in auditing and accounting.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by the Ohio General Corporation Law ("OGCL"), the registrant's Amended and Restated Articles of Incorporation provide that a director, officer, or incorporator of the Registrant shall be indemnified by the Registrant to the fullest extent permitted by the OGCL.

    Indemnification of directors, officers, employees and agents is required under Section 1701.13 of the OGCL in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit. Indemnification is permitted in third party actions where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made either by the court, disinterested directors, by independent legal counsel, or by the shareholders. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

    The registrant has entered into indemnification contracts with its directors and executive officers, which (i) confirm the indemnity provided to them by the Articles of Incorporation and give them assurances that this indemnity will continue to be provided despite future changes in the Articles of Incorporation, and (ii) provide that, in addition, the directors and officers shall be indemnified to the fullest possible extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts, paid or incurred by them in any action or proceeding, including any action by or in the right of the registrant, on account of their service as a director or officer of the registrant or as a director or officer of any subsidiary of the registrant or as director or officer of any other company or enterprise when they are serving in such capacities at the request of the registrant.

    No indemnity will be provided under the indemnification contract to any director or officer for any act or omission which is finally adjudged to have been undertaken with deliberate intent to cause injury to the registrant or undertaken with reckless disregard for the best interests of the registrant.
In addition, the indemnification contracts provide that no indemnification will be permitted if a final court adjudication shall determine that such indemnification is not lawful, or in respect of any suit in which judgment is rendered against a director or officer for an accounting of profits made from a purchase or sale of securities of the registrant in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar statutory law, or on account of any remuneration paid to a director or officer which is adjudicated to have been paid in violation of law. Except as so limited, indemnification of directors and officers will be permitted under the indemnification contract to the fullest extent permitted by Ohio and federal law.

    Under OGCL Section 1701.13, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who, while serving in such capacity, is or was at the request of the corporation, a director, officer, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under OGCL Section 1701.13.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8.   EXHIBITS

        The exhibits filed herewith are set forth on the exhibit index filed as part of this registration statement.

ITEM 9.   UNDERTAKINGS

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(e) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley View, State of Ohio, on the 22nd day of May, 1996.

                                        D.I.Y. HOME WAREHOUSE, INC.


                                        By:  /s/ Fred A. Erb
                                             ----------------------------------
                                             Fred A. Erb,
                                             Chairman of the Board of Directors

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Dated:  May  22  , 1996                                   /s/ Fred A. Erb
                                                          ---------------------------------------------------
                                                                 Fred A. Erb, Chairman of the Board of
                                                                 Directors

Dated:  May  22  , 1996                                   /s/ Clifford L. Reynolds
                                                          ---------------------------------------------------
                                                                 Clifford L. Reynolds, Director, President
                                                                 and Chief Executive Officer

Dated:  May  22  , 1996                                   /s/ R. Scott Eynon
                                                          ---------------------------------------------------
                                                                 R. Scott Eynon, Director and Vice
                                                                 President-Operations

Dated:  May  22  , 1996                                   /s/ Dennis C. Hoff
                                                          ---------------------------------------------------
                                                                 Dennis C. Hoff, Director and Vice
                                                                 President-General Merchandising Manager

Dated:  May  22  , 1996                                   /s/ John M. Erb
                                                          ---------------------------------------------------
                                                                 John M. Erb,  Director and Secretary

Dated:  May  22  , 1996                                   /s/ Marilyn A. Eisele
                                                          ---------------------------------------------------
                                                                 Marilyn A. Eisele, Vice President-
                                                                 Administration and Finance and Chief
                                                                 Financial Officer (also principal accounting
                                                                 officer)

Dated:  May  22  , 1996                                   /s/ Gregory K. Jones
                                                          ---------------------------------------------------
                                                                 Gregory K. Jones, Director

Dated:  May  22  , 1996                                   /s/ John Augustus Shields
                                                          ---------------------------------------------------
                                                                 John Augustus Shields, Director

Dated:  May  22  , 1996                                   /s/ Mark A. Timmerman
                                                          ---------------------------------------------------
                                                                 Mark A. Timmerman, Director

                          D.I.Y. HOME WAREHOUSE, INC.

                                 EXHIBIT INDEX




=======================================================================================================
                                                     Incorporated Herein                   Page Number
Exhibit                                                by Reference to:        Filed          Herein
  No.                    Description                                         Herewith
=======================================================================================================
  5.0      Opinion of Jaffe, Raitt, Heuer & Weiss,                              X
           Professional Corporation, regarding
           legality of the Common Stock

 24.1      Consent of Jaffe, Raitt, Heuer & Weiss,                              X           See Exhibit
           Professional Corporation                                                         5.0

 24.2      Consent of Coopers & Lybrand                                         X
=======================================================================================================










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